UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  April 18, 2012

WORTHINGTON ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52590	20-1399613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Highway 50, Suite 2, Lake Village Professional Building, Stateline, NV 89449
Mailing Address:  P.O. Box 1148, Zephyr Cove, NV 89448-1148
(Address of principal executive offices)

Registrant’s telephone number, including area code: (775) 588-5390

Copy of correspondence to:

Richard A. Friedman, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.

Debenture and Warrant Financing

In April 2012, Worthington Energy, Inc. (the “Company”) entered into subscription agreements with John Seeley, Balakrishna B. Divana and Sunitha Yeliyur, each an accredited investor (the “Investors”), providing for the sale by the Company of convertible debentures in the aggregate principal amount of $35,000 (the “Debentures”) and common stock purchase warrants to purchase an aggregate of 350,000 shares of common stock (the “Warrants”).

The Debentures mature in October 2012 (the “Maturity Date”) and bear interest at the annual rate of 8%.  The Company is not required to make any payments until the Maturity Date.  The Investors are permitted to convert the outstanding principal and accrued interest on the Debentures into common stock at a conversion price per share equal to fifty percent (50%) of the average of the three (3) lowest closing bid prices of the common stock during the 10 trading days immediately preceding the conversion date.

The Warrants have an exercise price of $0.15 per share of common stock and will be exercisable until December 31, 2016.  The Warrants can be exercised on a cashless basis.

The Investors have agreed to restrict their ability to convert the Debentures and receive shares of the Company’s common stock such that the number of shares of common stock held by each investor in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s common stock.

La Jolla Cove Financing

The Company and La Jolla Cove Investors, Inc. (“La Jolla”) entered into a Securities Purchase Agreement (the “SPA”) dated as of April 30, 2012 (the “Closing Date”).  Pursuant to the SPA, the Company issued La Jolla a Convertible Debenture in the amount of $200,000 (the “Convertible Debenture”) and an Equity Investment Agreement (the “Equity Investment Agreement”) in exchange for $100,000 in cash and a Secured Promissory Note (the “Promissory Note”) from La Jolla in the amount of $100,000 which is due on demand by the Company at any time after April 30, 2013.  La Jolla is required to repay the Promissory Note on January 25, 2013 if certain conditions are met at that date.

Pursuant to the Convertible Debenture, the Company agreed to pay La Jolla the principal sum of $200,000 (subject to adjustment as provided in the Convertible Debenture) on April 30, 2014 or such earlier date as required by the Convertible Debenture. Interest on the outstanding Convertible Debenture accrues at a rate of 4 ¾% per annum. The conversion price of the Convertible Debenture is equal to the lesser of (i) $.45 or (ii) 75% of the three lowest volume weighted average prices (“VWAPs”) during the 21 days prior to the date of the conversion notice submitted by La Jolla. If on the date La Jolla delivers a conversion notice, the applicable conversion is below $.02 (the “Floor Price”), the Company shall have the right exercisable within two business days after the Company’s receipt of the Conversion Notice to prepay that portion of the Convertible Debenture that La Jolla elected to convert.  Any such prepayment shall be made in an amount equal to 120% of the sum of (i) the principal amount to be converted as specified in the applicable conversion notice plus (ii) any accrued and unpaid interest on any such principal amount.

Pursuant to the Equity Investment Agreement, La Jolla has the right from time to time during the term of the agreement to purchase up to $2,000,000 of the Company’s Common Stock in accordance with the terms of the agreement.  Beginning October 27, 2012 and for each month thereafter, La Jolla shall purchase from the Company at least $100,000 of common stock, at a price per share equal to 125% of the VWAP on the Closing Date, provided, however, that La Jolla shall not be required to purchase common stock if (i) the VWAP for the five consecutive trading days prior to the payment date is equal to or less than $0.02 per share or (ii) an event of default has occurred under the SPA, the Convertible Debenture or the Equity Investment Agreement. Pursuant to the Equity Investment Agreement, La Jolla has the right to purchase, at any time and in any amount, at La Jolla’s option, common stock from the Company at a price per share equal to 125% of the VWAP on the Closing Date.

La Jolla has the right, at any time on or prior to January 25, 2013, to purchase an additional debenture on the same terms and conditions of the Convertible Debenture in the amount of $400,000 and enter into an additional equity investment agreement on the same terms and conditions of the Equity Investment Agreement, except that the amount of stock that La Jolla can purchase shall be $4,000,000.

In connection with the issuance of the Convertible Debenture, Charles F. Volk, Jr. Anthony Mason and Samuel J. Butero issued a Secured Continuing Personal Guaranty pursuant to which they guaranteed the Company’s obligations under the Equity Investment Agreement and the Convertible Debenture, up to a total of $100,000.

The foregoing descriptions of the SPA, the Convertible Debenture, Secured Promissory Note. Equity Purchase Agreement and Secured Continuing Personal Guaranty do not purport to be complete and are qualified in their entirety by reference to these documents which are attached as exhibits to this Current Report and are incorporated into this Item by reference.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to one investor who represented to the Company that it is an accredited investor, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 26, 2012, the employment agreement, dated April 1, 2010, by and between the Company and Charles Volk (the “Employment Agreement”), was amended (the “Amendment”).  As previously reported, effective April 26, 2012, Charles F. Volk, Jr. resigned as the Company’s Chief Executive Officer and President.  Mr. Volk remains as the Company’s Chairman of the Board of Directors.

Pursuant to the Amendment, the term of the Employment Agreement was extended until December 31, 2013 and the initial base salary under the Employment Agreement shall be increased when the Company achieves production of certain barrel of oil equivalent per day (“BOEPD”) as follows:

Base Salary (per annum)	BOEPD

$300,000	500
$420,000	2,000
$540,000	4,000

Furthermore, upon the Company achieving 500 BOEPD, Mr. Volk shall be entitled to use of a Company-leased Jaguar XJ or other comparable lease.  In addition, Mr. Volk shall also receive health insurance paid for by the Company.

ITEM 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.01
Form of Subscription Agreement, filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2012 and incorporated herein by reference.

10.02	Form of Convertible Promissory Note, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on March 14, 2012 and incorporated herein by reference.
10.03	Form of Common Stock Purchase Warrant, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on March 14, 2012 and incorporated herein by reference.
10.04	Securities Purchase Agreement, dated April 30, 2012, between Worthington Energy, Inc. and La Jolla Cove Investors, Inc.
10.05	Form of 4 3/4 % Secured Convertible Debenture, issued April 30, 2012 to La Jolla Cove Investors, Inc.
10.06	Equity Investment Agreement, dated April 30, 2012, between Worthington Energy, Inc. and La Jolla Cove Investors, Inc.
10.07	Secured Continuing Personal Guaranty, dated April 30, 2012, issued by Charles F. Volk, Jr. Anthony Mason and Samuel J. Butero in favor of La Jolla Cove Investors, Inc.
10.08	Amendment to Employment Agreement, dated April 26, 2012, by and between Worthington Energy, Inc. and Charles Volk

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORTHINGTON ENERGY, INC.

Date: May 9, 2012	By: /s/ ANTHONY MASON Anthony Mason
Chief Executive Officer